Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Hugh Suhr
(404) 827-6714	(404) 827-6813
For Immediate Release
January 16, 2015

SunTrust Reports Fourth Quarter and Fiscal Year 2014 Results
Continued Execution of Core Strategies Drives Strong Quarterly and Yearly Performance

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $378 million, or $0.72 per average common diluted share. The current quarter's results include a $145 million legal provision, or $0.17 per share, related to legacy mortgage matters, to increase legal reserves and complete the resolution of a specific matter. Excluding the impact of this expense, adjusted earnings per share for the current quarter were $0.88 compared to $0.81, on an adjusted basis, in the prior quarter and $0.77 in the fourth quarter of 2013.

For 2014, SunTrust earned $3.23 per share compared to $2.41 per share for 2013. Adjusted earnings per share were $3.24 for 2014, representing an 18% improvement compared to 2013 adjusted earnings per share of $2.74. Please see Appendix A for reconcilement of non-U.S. GAAP measures.

“Core earnings growth of 18 percent over the past year reflects our focus on expanding client relationships and executing our core strategies.  Our strong performance in the fourth quarter and 2014 was driven by good loan and deposit growth, continued expense discipline, and improved credit quality” said William H. Rogers, Jr. chairman and chief executive officer of SunTrust Banks, Inc. “Looking into 2015, we will build on the momentum generated in 2014 to meet more client needs and expand key businesses, creating a more valuable company for all of our stakeholders.”

Fourth Quarter 2014 Financial Highlights
Income Statement

•
Net income available to common shareholders was $378 million, or $0.72 per average common diluted share. Excluding the aforementioned legacy mortgage-related expense, net income available to common shareholders was $466 million, or $0.88 per share.

◦	On an adjusted basis, earnings per share increased $0.07, or 9%, compared to the prior quarter and increased $0.11, or 14%, compared to the fourth quarter of 2013.

•	Total revenues were essentially stable compared to the prior quarter and the fourth quarter of 2013.

•
Reported noninterest expense increased $151 million compared to the prior quarter. Excluding the $145 million legal provision for legacy mortgage matters, noninterest expense was relatively stable compared to the prior quarter and declined $96 million, or 7%, compared to the fourth quarter of 2013.

•	The efficiency and tangible efficiency ratios in the current quarter were 69.0% and 68.4%, respectively, and for 2014 were 66.7% and 66.4%, respectively.

Balance Sheet

•
Average total loans for the current quarter increased 2% and 6% compared to the prior quarter and the fourth quarter of 2013, respectively, driven by growth in the C&I, commercial real estate, and consumer loan portfolios.

•	Average client deposits increased 4% sequentially and 7% compared to the fourth quarter of 2013, with the favorable mix shift toward lower-cost deposits continuing.

Capital

•
Estimated capital ratios continued to be well above regulatory requirements. The Basel I Tier 1 common and Basel III Common Equity Tier 1 ratios were estimated to be 9.6% and 9.7%, respectively, as of December 31, 2014.

•	During the quarter, the Company repurchased $110 million of common shares and issued $500 million of preferred stock.

•	Book value per share was $41.52, and tangible book value per share was $29.82, both up 2% sequentially. The increase was primarily due to growth in retained earnings.

Asset Quality

•	Asset quality continued to improve as nonperforming loans declined 17% from the prior quarter and totaled 0.48% of total loans at December 31, 2014.

•	Net charge-offs for the current quarter were $94 million, representing 0.28% of average loans on an annualized basis, down 11 basis points sequentially.

•	The provision for credit losses decreased $19 million compared to the prior quarter due to lower net charge-offs, partially offset by a smaller reduction in the allowance for credit losses.

•	At December 31, 2014, the allowance for loan losses to period-end loans ratio was 1.46%.

(Dollars in millions, except per-share data)
Income Statement (presented on a fully taxable-equivalent basis)	4Q 2013	3Q 2014	4Q 2014
Net income available to common shareholders	$413	$563	$378
Earnings per average common diluted share	0.77	1.06	0.72
Adjusted earnings per average common diluted share (1)	0.77	0.81	0.88
Total revenue	2,061	2,031	2,043
Net interest income	1,247	1,251	1,248
Provision for credit losses	101	93	74
Noninterest income	814	780	795
Noninterest expense	1,361	1,259	1,410
Net interest margin	3.20%	3.03%	2.96%

Balance Sheet
(Dollars in billions)
Average loans	$125.6	$130.7	$133.4
Average consumer and commercial deposits	127.5	132.2	136.9

Capital
Tier 1 capital ratio (2)	10.81%	10.54%	10.75%
Tier 1 common ratio (2)	9.82%	9.63%	9.55%
Total average shareholders’ equity to total average assets	12.23%	12.10%	12.08%

Asset Quality
Net charge-offs to average loans (annualized)	0.40%	0.39%	0.28%
Allowance for loan and lease losses to period-end loans	1.60%	1.49%	1.46%
Nonperforming loans to total loans	0.76%	0.58%	0.48%
(1) See page 24 for non-U.S. GAAP reconciliation
(2) Current period Tier 1 capital and Tier 1 common ratios are estimated as of the date of this news release

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.0 billion for the current quarter, an increase of $12 million compared to the prior quarter. The increase was driven by higher mortgage-related and investment banking income, partially offset by declines in other revenue categories. Compared to the fourth quarter of 2013, total revenue declined $18 million, largely driven by foregone RidgeWorth revenue and lower trading income, partially offset by higher mortgage-related and investment banking income.
For 2014, total revenue was $8.3 billion, an increase of $111 million compared to 2013. Excluding the $105 million pre-tax gain-on-sale of RidgeWorth, total revenue was relatively stable, as higher mortgage servicing, investment banking, and retail investment income was offset by lower mortgage production income and lower trust and investment management income due to the sale of RidgeWorth.
Net Interest Income
Net interest income was $1.2 billion for the current quarter, a decline of $3 million compared to the prior quarter. The decrease was primarily due to a 7 basis point decline in net interest margin, substantially offset by higher average earning assets. Similarly, compared to the fourth quarter of 2013, a 24 basis point decline in net interest margin was offset by solid growth in average earning assets.
Net interest margin for the current quarter was 2.96%. The 7 basis point decline compared to the prior quarter was primarily driven by lower commercial loan swap income and an 8 basis point decline in investment securities yields. The 24 basis point decline compared to the fourth quarter of 2013 was largely due to a 23 and 26 basis point reduction in loan and investment securities yields, respectively.
For both 2014 and 2013, net interest income was $5.0 billion. The net interest margin for 2014 was 3.07%, a decrease of 17 basis points compared to 2013. The decline in net interest margin was primarily driven by a 25 basis point reduction in loan yields during 2014.
Noninterest Income
Noninterest income was $795 million for the current quarter, compared to $780 million for the prior quarter and $814 million for the fourth quarter of 2013. The $15 million sequential increase was primarily due to increased mortgage-related and investment banking revenue, partially offset by reductions in other revenue categories. Compared to the fourth quarter of 2013, noninterest income declined $19 million, largely driven by foregone RidgeWorth revenue and lower trading income, partially offset by higher mortgage-related and investment banking income.
Mortgage production income for the current quarter was $61 million compared to $45 million for the prior quarter and $31 million for the fourth quarter of 2013. The increase compared to both prior periods was due to higher mortgage production volume, improved gain-on-sale margins, and a lower mortgage repurchase provision. Mortgage production volume increased 4% sequentially and 20% compared to the fourth quarter of 2013.

Mortgage servicing income was $53 million in the current quarter, compared to $44 million in the prior quarter and $38 million in the fourth quarter of 2013. The sequential increase was primarily driven by higher servicing fees, due to recent servicing portfolio acquisitions and typical fourth quarter seasonal activity. Compared to the fourth quarter of 2013, the $15 million increase was due to improved net hedge performance and higher servicing fees. The servicing portfolio was $142 billion at December 31, 2014, compared to $136 billion at September 30, 2014 and $137 billion at December 31, 2013.
Investment banking income was $109 million for the current quarter, compared to $88 million in the prior quarter and $96 million in the fourth quarter of 2013. The increase compared to both prior periods was primarily driven by higher syndicated finance and M&A advisory revenues, partially offset by a decline in equity and fixed income origination fees. Trading income was $40 million for the current quarter, compared to $46 million for the prior quarter and $57 million in the fourth quarter of 2013. The decline compared to both prior periods was primarily driven by lower fixed income-related trading revenue.
Trust and investment management income was $84 million in the current quarter, compared to $93 million in the prior quarter and $131 million in the fourth quarter of 2013. The $9 million decline compared to the prior quarter was primarily driven by seasonal fees earned in the third quarter. The $47 million decline compared to the fourth quarter of 2013 was entirely due to foregone revenue resulting from the sale of RidgeWorth.
Other noninterest income was $42 million for the current quarter, compared to $52 million for the prior quarter and $55 million for the fourth quarter of 2013. The $10 million decline compared to the prior quarter was due to lower gains on the sale of loans, partially offset by lower impairment of lease financing assets in the current quarter. The $13 million decline compared to the fourth quarter of 2013 was primarily driven by lower gains on the sale of lease financing and other assets, partially offset by lower asset impairment charges.
For 2014, noninterest income was $3.3 billion, an increase of $109 million compared to 2013. Excluding the $105 million gain-on-sale of RidgeWorth during the second quarter of 2014, noninterest income was relatively stable as higher mortgage servicing, investment banking, and retail investment income, combined with gains related to the sale of mortgage loans, were mostly offset by declines in mortgage production income and foregone revenue related to the sale of RidgeWorth.

Noninterest Expense
Noninterest expense for the current quarter was $1.4 billion, compared to $1.3 billion in the prior quarter and $1.4 billion in the fourth quarter of 2013. The current quarter included a $145 million legal provision for legacy mortgage matters. Excluding this expense, noninterest expense was relatively stable sequentially and declined $96 million, or 7%, compared to the fourth quarter of 2013. This decline was driven by lower employee compensation and benefits expense in the current quarter and, more broadly, the Company's overall efficiency and expense management focus.
Employee compensation and benefits expense was $670 million in the current quarter, compared to $730 million in the prior quarter and $723 million in the fourth quarter of 2013. The sequential decline of $60 million was due to lower incentive compensation costs, as well as a decline in salaries and medical costs. Full-year incentive compensation costs increased due to improved business performance. The $53 million decrease from the fourth quarter of 2013 was primarily due to a decline in salaries, 401(k) costs, medical costs, and incentive compensation costs, in part due to a decline in full-time equivalent employees.
Operating losses were $174 million in the current quarter, which included the $145 million legal provision related to legacy mortgage matters, compared to $29 million in the prior quarter and $42 million in the fourth quarter of 2013.
Outside processing and software expense was $206 million in the current quarter, compared to $184 million in the prior quarter and $191 million in the fourth quarter of 2013. The $22 million sequential increase was primarily due to higher utilization of certain third-party services.
Marketing and customer development expense was $43 million in the current quarter, compared to $35 million in the prior quarter and $40 million in the fourth quarter of 2013. Compared to the prior quarter, the $8 million increase was primarily driven by the typical seasonal increase in advertising expenses.
FDIC premium and regulatory costs were $32 million in the current quarter, compared to $29 million in the prior quarter, which included an $8 million refund from the FDIC, and $41 million in the fourth quarter of 2013. Excluding the prior-quarter refund, the decline related to both prior periods was driven by lower FDIC insurance premiums, reflecting improvements in the Company's risk profile.
Other noninterest expense was $146 million in the current quarter, compared to $120 million in the prior quarter and $187 million in the fourth quarter of 2013. The $26 million sequential increase was driven by higher consulting fees and an increase in severance costs in the current quarter. The $41 million decrease compared to the fourth quarter of 2013 was primarily driven by lower credit and collections services expenses in the current quarter and higher costs related to the resolution of certain legacy mortgage matters recognized in the fourth quarter of 2013.
For 2014, noninterest expense was $5.5 billion compared to $5.8 billion in 2013. The $288 million decrease was due to a decline in cyclical costs and the continued focus on expense management. These declines were partially offset by higher employee compensation costs, partially as a result of improved business performance in 2014.
Income Taxes
For the current quarter, the Company recorded an income tax provision of $128 million, compared to $67 million for the prior quarter and $138 million for the fourth quarter of 2013. Excluding the tax impact ($57 million) of the $145 million legal provision expense, the fourth quarter effective tax rate was approximately 28%. The prior quarter included a $130 million tax benefit as a result of the completion of a tax authority examination. Excluding this benefit, the effective tax rate in the prior quarter was 31%.

Balance Sheet
At December 31, 2014, the Company had total assets of $190.3 billion and shareholders’ equity of $23.0 billion, representing 12% of total assets. Book value per share was $41.52, and tangible book value per share was $29.82, both up 2% compared to September 30, 2014, driven by growth in retained earnings.
Loans
Average performing loans were $132.7 billion for the current quarter, up 2% and 6% over the prior quarter and the fourth quarter of 2013, respectively. Sequentially, loan growth was driven by a $2.8 billion increase in C&I loans and a $470 million increase in consumer loans, while average mortgage loans declined $456 million. Additionally, as part of its balance sheet optimization strategy, during the fourth quarter, the Company sold approximately $475 million of indirect auto loans and $335 million of guaranteed student loans and transferred approximately $600 million of indirect auto loans and $470 million of C&I loans to held-for-sale status. The net gain/(loss) on the sales and transfers was immaterial. Compared to the fourth quarter of 2013, average performing loans increased $8.0 billion, with growth across most portfolios other than residential and student loans.
Deposits
Average client deposits for the current quarter were $136.9 billion, compared to $132.2 billion in the prior quarter and $127.5 billion in the fourth quarter of 2013. Sequentially, average client deposits increased 4% due to a $2.3 billion, or 5%, increase in money market account balances, a $2.1 billion, or 8%, increase in NOW account balances, and a $0.6 billion, or 2%, increase in demand deposits. The strong deposit growth in the quarter was due to both client-focused relationship deepening strategies and seasonality. Partially offsetting this growth in lower-cost deposits was a $0.3 billion, or 3%, decline in time deposits. Compared to the fourth quarter of 2013, average client deposits increased 7%, driven by increases in lower-cost deposits, partially offset by a $2.2 billion, or 17%, decrease in time deposits.
Capital and Liquidity
The Company’s estimated capital ratios are well above current regulatory requirements with Basel I Tier 1 capital, Basel I Tier 1 common, and Basel III Common Equity Tier 1 ratios at an estimated 10.75%, 9.55%, and 9.70%, respectively, at December 31, 2014. The ratios of total average equity to total average assets and tangible equity to tangible assets were 12.08% and 9.17%, respectively, at December 31, 2014. The Company continues to have substantial available liquidity in the form of its client deposit base, cash, high-quality government-backed securities, and other available funding sources.
During the fourth quarter, the Company declared a common stock dividend of $0.20 per common share, consistent with the prior quarter and up $0.10 per share from the fourth quarter of 2013. Additionally, during the current quarter, the Company repurchased $110 million of its outstanding common stock, bringing the total repurchased in 2014 to $458 million with plans to repurchase between $110 million and $120 million of common stock during the first quarter of 2015. Lastly, the Company issued $500 million of non-cumulative perpetual preferred stock during the fourth quarter.

Asset Quality
Total nonperforming assets were $780 million at December 31, 2014, down 16% compared to the prior quarter and 33% compared to the fourth quarter of 2013. The sequential reduction benefited from a transfer of $38 million of nonperforming loans to held-for-sale status. At December 31, 2014, the percentage of nonperforming loans to total loans was 0.48% compared to 0.58% at September 30, 2014. Other real estate owned totaled $99 million, a 12% decrease from the prior quarter and a 42% decrease from the fourth quarter of 2013.
The provision for credit losses was $74 million, a decline of $19 million from the prior quarter and $27 million from the fourth quarter of 2013, as asset quality continued to improve. Net charge-offs were $94 million during the current quarter, a $34 million decrease compared to the prior quarter, as the prior quarter included charge-offs related to targeted de-risking in the residential loan portfolio. Compared to the fourth quarter of 2013, net charge-offs also declined $34 million, primarily driven by the home equity, nonguaranteed mortgage, and C&I loan portfolios. The ratio of annualized net charge-offs to total average loans was 0.28% during the current quarter, compared to 0.39% during the prior quarter and 0.40% during the fourth quarter of 2013.
At December 31, 2014, the allowance for loan and lease losses was $1.9 billion, which represented 1.46% of total loans, a $31 million and 3 basis point decrease from September 30, 2014. The decline was due to continued asset quality improvements during the quarter.
Early stage delinquencies increased 5 basis points from the prior quarter to 0.64% at December 31, 2014. Excluding government-guaranteed loans, early stage delinquencies were 0.30%, unchanged from the prior quarter.
Accruing restructured loans totaled $2.6 billion and nonaccruing restructured loans totaled $273 million at December 31, 2014, of which $2.6 billion were residential loans, $129 million were commercial loans, and $126 million were consumer loans.

OTHER INFORMATION
Business Segment Results
The Company has included business segment financial tables as part of this release. The Company’s business segments include: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and generally accepted accounting principles ("GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-K.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-K. Detailed financial tables and other information are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on January 16, 2015, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 4Q14). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 4Q14). A replay of the call will be available approximately one hour after the call ends on January 16, 2015, and will remain available until February 16, 2015, by dialing 1-888-566-0462 (domestic) or 1-203-369-3609 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of January 16, 2015, listeners may access an archived version of the webcast in the “Events & Presentations” section of the investor relations website. This webcast will be archived and available for one year.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.
Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. Statements regarding potential future share repurchases, and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
	2014	2013	Change	2014	2013	Change
EARNINGS & DIVIDENDS
Net income	$394	$426	(8)%	$1,774	$1,344	32%
Net income available to common shareholders	378	413	(8)	1,722	1,297	33
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items [1]	466	413	13	1,729	1,476	17
Total revenue - FTE [1,2]	2,043	2,061	(1)	8,305	8,194	1
Total revenue - FTE, excluding gain on sale of asset management subsidiary [1,2]	2,043	2,061	(1)	8,200	8,194	—
Net income per average common share:
Diluted	0.72	0.77	(6)	3.23	2.41	34
Diluted, excluding the impact of Form 8-K and other legacy mortgage-related items [1]	0.88	0.77	14	3.24	2.74	18
Basic	0.72	0.78	(8)	3.26	2.43	34
Dividends paid per common share	0.20	0.10	100	0.70	0.35	100
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$188,341	$173,791	8%	$182,176	$172,497	6%
Earning assets	167,227	154,567	8	162,189	153,728	6
Loans	133,438	125,649	6	130,874	122,657	7
Intangible assets including MSRs	7,623	7,658	—	7,630	7,535	1
MSRs	1,272	1,253	2	1,255	1,121	12
Consumer and commercial deposits	136,892	127,460	7	132,012	127,076	4
Brokered time and foreign deposits	1,399	2,010	(30)	1,730	2,065	(16)
Total shareholders’ equity	22,754	21,251	7	22,170	21,167	5
Preferred stock	1,024	725	41	800	725	10
Period End Balances:
Total assets				190,328	175,335	9
Earning assets				168,678	156,856	8
Loans				133,112	127,877	4
Allowance for loan and lease losses				1,937	2,044	(5)
Consumer and commercial deposits				139,234	127,735	9
Brokered time and foreign deposits				1,333	2,024	(34)
Total shareholders’ equity				23,005	21,422	7
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.83%	0.97%	(14)%	0.97%	0.78%	24%
Return on average common shareholders’ equity	6.91	7.99	(14)	8.06	6.34	27
Return on average tangible common shareholders' equity [1]	9.62	11.61	(17)	11.33	9.25	22
Net interest margin [2]	2.96	3.20	(8)	3.07	3.24	(5)
Efficiency ratio [2,3]	69.00	66.05	4	66.74	71.16	(6)
Tangible efficiency ratio [1,2,3]	68.44	65.84	4	66.44	70.89	(6)
Effective tax rate [3]	24.60	24.48	—	21.65	19.13	13
Tier 1 common [4]				9.55	9.82	(3)
Tier 1 capital [4]				10.75	10.81	(1)
Total capital [4]				12.50	12.81	(2)
Tier 1 leverage [4]				9.63	9.58	1
Total average shareholders’ equity to total average assets	12.08	12.23	(1)	12.17	12.27	(1)
Tangible equity to tangible assets [1]				9.17	9.00	2

Book value per common share				$41.52	$38.61	8
Tangible book value per common share [1]				29.82	27.01	10
Market price:
High	$43.06	$36.99	16	43.06	36.99	16
Low	33.97	31.97	6	33.97	26.93	26
Close				41.90	36.81	14
Market capitalization				21,978	19,734	11
Average common shares outstanding:
Diluted	527,959	537,921	(2)	533,391	539,093	(1)
Basic	521,775	532,492	(2)	527,500	534,283	(1)
Full-time equivalent employees				24,638	26,281	(6)
Number of ATMs				2,187	2,243	(2)
Full service banking offices				1,445	1,497	(3)

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.

[4]	Current period tier 1 common, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	Three Months Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
EARNINGS & DIVIDENDS
Net income	$394	$576	$399	$405	$426
Net income available to common shareholders	378	563	387	393	413
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items [1]	466	433	436	393	413
Total revenue - FTE [1,2]	2,043	2,031	2,201	2,030	2,061
Total revenue - FTE, excluding gain on sale of asset management subsidiary [1,2]	2,043	2,031	2,096	2,030	2,061
Net income per average common share:
Diluted	0.72	1.06	0.72	0.73	0.77
Diluted, excluding the impact of Form 8-K and other legacy mortgage-related items [1]	0.88	0.81	0.81	0.73	0.77
Basic	0.72	1.07	0.73	0.74	0.78
Dividends paid per common share	0.20	0.20	0.20	0.10	0.10
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$188,341	$183,433	$179,820	$176,971	$173,791
Earning assets	167,227	163,688	160,373	157,343	154,567
Loans	133,438	130,747	130,734	128,525	125,649
Intangible assets including MSRs	7,623	7,615	7,614	7,666	7,658
MSRs	1,272	1,262	1,220	1,265	1,253
Consumer and commercial deposits	136,892	132,195	130,472	128,396	127,460
Brokered time and foreign deposits	1,399	1,624	1,893	2,013	2,010
Total shareholders’ equity	22,754	22,191	21,994	21,727	21,251
Preferred stock	1,024	725	725	725	725
Period End Balances:
Total assets	190,328	186,818	182,559	179,542	175,335
Earning assets	168,678	165,434	162,422	158,487	156,856
Loans	133,112	132,151	129,744	129,196	127,877
Allowance for loan and lease losses	1,937	1,968	2,003	2,040	2,044
Consumer and commercial deposits	139,234	135,077	131,792	130,933	127,735
Brokered time and foreign deposits	1,333	1,430	1,493	2,023	2,024
Total shareholders’ equity	23,005	22,269	22,131	21,817	21,422
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.83%	1.25%	0.89%	0.93%	0.97%
Return on average common shareholders’ equity	6.91	10.41	7.29	7.59	7.99
Return on average tangible common shareholders' equity [1]	9.62	14.59	10.29	10.78	11.61
Net interest margin [2]	2.96	3.03	3.11	3.19	3.20
Efficiency ratio [2,3]	69.00	62.03	68.93	66.83	66.05
Tangible efficiency ratio [1,2,3]	68.44	61.69	68.77	66.65	65.84
Effective tax rate [3]	24.60	10.37	30.00	23.33	24.48
Tier 1 common [4]	9.55	9.63	9.72	9.90	9.82
Tier 1 capital [4]	10.75	10.54	10.66	10.88	10.81
Total capital [4]	12.50	12.32	12.53	12.81	12.81
Tier 1 leverage [4]	9.63	9.51	9.56	9.57	9.58
Total average shareholders’ equity to total average assets	12.08	12.10	12.23	12.28	12.23
Tangible equity to tangible assets [1]	9.17	8.94	9.07	9.01	9.00

Book value per common share	$41.52	$40.85	$40.18	$39.44	$38.61
Tangible book value per common share [1]	29.82	29.21	28.64	27.82	27.01
Market price:
High	43.06	40.86	40.84	41.26	36.99
Low	33.97	36.42	36.82	36.23	31.97
Close	41.90	38.03	40.06	39.79	36.81
Market capitalization	21,978	20,055	21,344	21,279	19,734
Average common shares outstanding:
Diluted	527,959	533,230	535,486	536,992	537,921
Basic	521,775	527,402	529,764	531,162	532,492
Full-time equivalent employees	24,638	25,074	25,841	25,925	26,281
Number of ATMs	2,187	2,192	2,212	2,243	2,243
Full service banking offices	1,445	1,454	1,473	1,501	1,497

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.

[4]	Current period tier 1 common, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	Three Months Ended		Increase/(Decrease)		Twelve Months Ended		(Decrease)/Increase
	December 31				December 31
	2014	2013	Amount	% [3]	2014	2013	Amount	% [3]
Interest income	$1,349	$1,343	$6	—%	$5,384	$5,388	($4)	—%
Interest expense	138	130	8	6	544	535	9	2
NET INTEREST INCOME	1,211	1,213	(2)	—	4,840	4,853	(13)	—
Provision for credit losses	74	101	(27)	(27)	342	553	(211)	(38)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,137	1,112	25	2	4,498	4,300	198	5
NONINTEREST INCOME
Service charges on deposit accounts	162	165	(3)	(2)	645	657	(12)	(2)
Other charges and fees	94	92	2	2	368	369	(1)	—
Card fees	82	79	3	4	320	310	10	3
Trust and investment management income	84	131	(47)	(36)	423	518	(95)	(18)
Retail investment services	73	69	4	6	297	267	30	11
Investment banking income	109	96	13	14	404	356	48	13
Trading income	40	57	(17)	(30)	182	182	—	—
Mortgage production related income	61	31	30	97	201	314	(113)	(36)
Mortgage servicing related income	53	38	15	39	196	87	109	NM
Net securities (losses)/gains	(5)	1	(6)	NM	(15)	2	(17)	NM
Other noninterest income	42	55	(13)	(24)	302	152	150	99
Total noninterest income	795	814	(19)	(2)	3,323	3,214	109	3
NONINTEREST EXPENSE
Employee compensation and benefits	670	723	(53)	(7)	2,962	2,901	61	2
Outside processing and software	206	191	15	8	741	746	(5)	(1)
Net occupancy expense	86	87	(1)	(1)	340	348	(8)	(2)
Equipment expense	42	45	(3)	(7)	169	181	(12)	(7)
FDIC premium/regulatory exams	32	41	(9)	(22)	142	181	(39)	(22)
Marketing and customer development	43	40	3	8	134	135	(1)	(1)
Operating losses	174	42	132	NM	441	503	(62)	(12)
Amortization	11	5	6	NM	25	23	2	9
Other noninterest expense [1]	146	187	(41)	(22)	589	813	(224)	(28)
Total noninterest expense	1,410	1,361	49	4	5,543	5,831	(288)	(5)
INCOME BEFORE PROVISION FOR INCOME TAXES	522	565	(43)	(8)	2,278	1,683	595	35
Provision for income taxes [1]	128	138	(10)	(7)	493	322	171	53
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	394	427	(33)	(8)	1,785	1,361	424	31
Net income attributable to noncontrolling interest	—	1	(1)	(100)	11	17	(6)	(35)
NET INCOME	$394	$426	($32)	(8)%	$1,774	$1,344	$430	32%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$378	$413	($35)	(8)%	$1,722	$1,297	$425	33%
Net interest income - FTE [2]	1,248	1,247	1	—	4,982	4,980	2	—
Net income per average common share:
Diluted	0.72	0.77	(0.05)	(6)	3.23	2.41	0.82	34
Basic	0.72	0.78	(0.06)	(8)	3.26	2.43	0.83	34
Cash dividends paid per common share	0.20	0.10	0.10	100	0.70	0.35	0.35	100
Average common shares outstanding:
Diluted	527,959	537,921	(9,962)	(2)	533,391	539,093	(5,702)	(1)
Basic	521,775	532,492	(10,717)	(2)	527,500	534,283	(6,783)	(1)

1 Amortization expense related to qualified affordable housing investment costs is recognized in provision for income taxes for the three and twelve months ended December 31, 2014 as allowed by an accounting standard adopted in 2014. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense, and therefore, for comparative purposes, $16 million and $49 million of amortization expense has been reclassified to provision for income taxes for the three and twelve months ended December 31, 2013, respectively.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S.GAAP measure.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	December 31	September 30	(Decrease)/Increase		June 30	March 31	December 31
	2014	2014	Amount	% [3]	2014	2014	2013
Interest income	$1,349	$1,353	($4)	—%	$1,346	$1,336	$1,343
Interest expense	138	138	—	—	137	132	130
NET INTEREST INCOME	1,211	1,215	(4)	—	1,209	1,204	1,213
Provision for credit losses	74	93	(19)	(20)	73	102	101
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,137	1,122	15	1	1,136	1,102	1,112
NONINTEREST INCOME
Service charges on deposit accounts	162	169	(7)	(4)	160	155	165
Other charges and fees	94	95	(1)	(1)	91	88	92
Card fees	82	81	1	1	82	76	79
Trust and investment management income	84	93	(9)	(10)	116	130	131
Retail investment services	73	76	(3)	(4)	76	71	69
Investment banking income	109	88	21	24	119	88	96
Trading income	40	46	(6)	(13)	47	49	57
Mortgage production related income	61	45	16	36	52	43	31
Mortgage servicing related income	53	44	9	20	45	54	38
Net securities (losses)/gains	(5)	(9)	(4)	(44)	(1)	(1)	1
Other noninterest income	42	52	(10)	(19)	170	38	55
Total noninterest income	795	780	15	2	957	791	814
NONINTEREST EXPENSE
Employee compensation and benefits	670	730	(60)	(8)	763	800	723
Outside processing and software	206	184	22	12	181	170	191
Net occupancy expense	86	84	2	2	83	86	87
Equipment expense	42	41	1	2	42	44	45
FDIC premium/regulatory exams	32	29	3	10	40	40	41
Marketing and customer development	43	35	8	23	30	25	40
Operating losses	174	29	145	NM	218	21	42
Amortization	11	7	4	57	4	3	5
Other noninterest expense [1]	146	120	26	22	156	168	187
Total noninterest expense	1,410	1,259	151	12	1,517	1,357	1,361
INCOME BEFORE PROVISION FOR INCOME TAXES	522	643	(121)	(19)	576	536	565
Provision for income taxes [1]	128	67	61	91	173	125	138
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	394	576	(182)	(32)	403	411	427
Net income attributable to noncontrolling interest	—	—	—	—	4	6	1
NET INCOME	$394	$576	($182)	(32)%	$399	$405	$426
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$378	$563	($185)	(33)%	$387	$393	$413
Net interest income - FTE [2]	1,248	1,251	(3)	—	1,244	1,239	1,247
Net income per average common share:
Diluted	0.72	1.06	(0.34)	(32)	0.72	0.73	0.77
Basic	0.72	1.07	(0.35)	(33)	0.73	0.74	0.78
Cash dividends paid per common share:	0.20	0.20	—	—	0.20	0.10	0.10
Average common shares outstanding:
Diluted	527,959	533,230	(5,271)	(1)	535,486	536,992	537,921
Basic	521,775	527,402	(5,627)	(1)	529,764	531,162	532,492

1 Amortization expense related to qualified affordable housing investment costs is recognized in provision for income taxes for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, as allowed by an accounting standard adopted in 2014. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense, and therefore, for comparative purposes, $16 million of amortization expense has been reclassified to provision for income taxes for the three months ended December 31, 2013.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S. GAAP measure.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	December 31		Increase/(Decrease)
	2014	2013	Amount	% [2]
ASSETS
Cash and due from banks	$7,047	$4,258	$2,789	66%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,160	983	177	18
Interest-bearing deposits in other banks	22	22	—	—
Trading assets and derivatives	6,202	5,040	1,162	23
Securities available for sale	26,770	22,542	4,228	19
Loans held for sale	3,232	1,699	1,533	90
Loans held for investment:
Commercial and industrial	65,440	57,974	7,466	13
Commercial real estate	6,741	5,481	1,260	23
Commercial construction	1,211	855	356	42
Residential mortgages - guaranteed	632	3,416	(2,784)	(81)
Residential mortgages - nonguaranteed	23,443	24,412	(969)	(4)
Residential home equity products	14,264	14,809	(545)	(4)
Residential construction	436	553	(117)	(21)
Consumer student loans - guaranteed	4,827	5,545	(718)	(13)
Consumer other direct	4,573	2,829	1,744	62
Consumer indirect	10,644	11,272	(628)	(6)
Consumer credit cards	901	731	170	23
Total loans held for investment	133,112	127,877	5,235	4
Allowance for loan and lease losses	(1,937)	(2,044)	(107)	(5)
Net loans held for investment	131,175	125,833	5,342	4
Goodwill	6,337	6,369	(32)	(1)
Other intangible assets	1,219	1,334	(115)	(9)
Other real estate owned	99	170	(71)	(42)
Other assets	7,065	7,085	(20)	—
Total assets [1]	$190,328	$175,335	$14,993	9%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$41,096	$38,800	$2,296	6%
Interest-bearing consumer and commercial deposits:
NOW accounts	33,326	28,164	5,162	18
Money market accounts	48,013	41,873	6,140	15
Savings	5,925	5,842	83	1
Consumer time	6,881	8,475	(1,594)	(19)
Other time	3,993	4,581	(588)	(13)
Total consumer and commercial deposits	139,234	127,735	11,499	9
Brokered time deposits	958	2,024	(1,066)	(53)
Foreign deposits	375	—	375	NM
Total deposits	140,567	129,759	10,808	8
Funds purchased	1,276	1,192	84	7
Securities sold under agreements to repurchase	2,276	1,759	517	29
Other short-term borrowings	5,634	5,788	(154)	(3)
Long-term debt	13,022	10,700	2,322	22
Trading liabilities and derivatives	1,227	1,181	46	4
Other liabilities	3,321	3,534	(213)	(6)
Total liabilities	167,323	153,913	13,410	9
SHAREHOLDERS' EQUITY
Preferred stock, no par value	1,225	725	500	69
Common stock, $1.00 par value	550	550	—	—
Additional paid in capital	9,089	9,115	(26)	—
Retained earnings	13,295	11,936	1,359	11
Treasury stock, at cost, and other	(1,032)	(615)	417	68
Accumulated other comprehensive loss	(122)	(289)	(167)	(58)
Total shareholders' equity	23,005	21,422	1,583	7
Total liabilities and shareholders' equity	$190,328	$175,335	$14,993	9%

Common shares outstanding	524,540	536,097	(11,557)	(2)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	12	7	(5)	(71)
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	25,381	13,824	11,557	84
1 Includes earning assets of $168,678 and $156,856 at December 31, 2014 and 2013, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	December 31	September 30	(Decrease)/Increase		June 30	March 31	December 31
	2014	2014	Amount	%	2014	2014	2013
ASSETS
Cash and due from banks	$7,047	$7,178	($131)	(2)%	$5,681	$6,978	$4,258
Federal funds sold and securities borrowed or purchased under agreements to resell	1,160	1,125	35	3	1,156	907	983
Interest-bearing deposits in other banks	22	22	—	—	22	22	22
Trading assets and derivatives	6,202	5,782	420	7	5,141	4,848	5,040
Securities available for sale	26,770	26,162	608	2	24,015	23,302	22,542
Loans held for sale	3,232	1,739	1,493	86	4,046	1,488	1,699
Loans held for investment:
Commercial and industrial	65,440	63,140	2,300	4	61,337	58,828	57,974
Commercial real estate	6,741	6,704	37	1	6,105	5,961	5,481
Commercial construction	1,211	1,250	(39)	(3)	1,096	920	855
Residential mortgages - guaranteed	632	651	(19)	(3)	661	3,295	3,416
Residential mortgages - nonguaranteed	23,443	23,718	(275)	(1)	24,173	24,331	24,412
Residential home equity products	14,264	14,389	(125)	(1)	14,519	14,637	14,809
Residential construction	436	464	(28)	(6)	508	532	553
Consumer student loans - guaranteed	4,827	5,314	(487)	(9)	5,420	5,533	5,545
Consumer other direct	4,573	4,110	463	11	3,675	3,109	2,829
Consumer indirect	10,644	11,594	(950)	(8)	11,501	11,339	11,272
Consumer credit cards	901	817	84	10	749	711	731
Total loans held for investment	133,112	132,151	961	1	129,744	129,196	127,877
Allowance for loan and lease losses	(1,937)	(1,968)	(31)	(2)	(2,003)	(2,040)	(2,044)
Net loans held for investment	131,175	130,183	992	1	127,741	127,156	125,833
Goodwill	6,337	6,337	—	—	6,337	6,377	6,369
Other intangible assets	1,219	1,320	(101)	(8)	1,277	1,282	1,334
Other real estate owned	99	112	(13)	(12)	136	151	170
Other assets	7,065	6,858	207	3	7,007	7,031	7,085
Total assets [1]	$190,328	$186,818	$3,510	2%	$182,559	$179,542	$175,335
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$41,096	$42,542	($1,446)	(3)%	$40,891	$39,792	$38,800
Interest-bearing consumer and commercial deposits:
NOW accounts	33,326	28,414	4,912	17	29,243	29,151	28,164
Money market accounts	48,013	46,892	1,121	2	43,942	43,196	41,873
Savings	5,925	6,046	(121)	(2)	6,133	6,217	5,842
Consumer time	6,881	7,068	(187)	(3)	7,334	8,102	8,475
Other time	3,993	4,115	(122)	(3)	4,249	4,475	4,581
Total consumer and commercial deposits	139,234	135,077	4,157	3	131,792	130,933	127,735
Brokered time deposits	958	1,180	(222)	(19)	1,483	2,023	2,024
Foreign deposits	375	250	125	50	10	—	—
Total deposits	140,567	136,507	4,060	3	133,285	132,956	129,759
Funds purchased	1,276	1,000	276	28	1,053	1,269	1,192
Securities sold under agreements to repurchase	2,276	2,089	187	9	2,192	2,133	1,759
Other short-term borrowings	5,634	7,283	(1,649)	(23)	5,870	5,277	5,788
Long-term debt	13,022	12,942	80	1	13,155	11,565	10,700
Trading liabilities and derivatives	1,227	1,231	(4)	—	1,190	1,041	1,181
Other liabilities	3,321	3,497	(176)	(5)	3,683	3,484	3,534
Total liabilities	167,323	164,549	2,774	2	160,428	157,725	153,913
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	1,225	725	500	69	725	725	725
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid in capital	9,089	9,090	(1)	—	9,085	9,107	9,115
Retained earnings	13,295	13,020	275	2	12,560	12,278	11,936
Treasury stock, at cost, and other	(1,032)	(939)	93	10	(730)	(643)	(615)
Accumulated other comprehensive loss	(122)	(177)	(55)	(31)	(59)	(200)	(289)
Total shareholders’ equity	23,005	22,269	736	3	22,131	21,817	21,422
Total liabilities and shareholders’ equity	$190,328	$186,818	$3,510	2%	$182,559	$179,542	$175,335

Common shares outstanding	524,540	527,358	(2,818)	(1)%	532,800	534,780	536,097
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	12	7	5	71	7	7	7
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	25,381	22,563	2,818	12	17,121	15,141	13,824
1 Includes earning assets of $168,678, $165,434, $162,422, $158,487, and $156,856 at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	December 31, 2014			September 30, 2014			Sequential Quarter		Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$64,523	$554	3.41%	$61,700	$548	3.53%	$2,823	(0.12)	$8,315	(0.44)
Commercial real estate	6,535	47	2.83	6,386	46	2.86	149	(0.03)	1,464	(0.24)
Commercial construction	1,245	10	3.23	1,162	9	3.21	83	0.02	436	(0.06)
Residential mortgages - guaranteed	624	6	4.08	635	6	3.64	(11)	0.44	(2,846)	1.27
Residential mortgages - nonguaranteed	23,266	227	3.91	23,722	236	3.99	(456)	(0.08)	(626)	(0.13)
Home equity products	14,151	126	3.54	14,260	129	3.58	(109)	(0.04)	(472)	(0.06)
Residential construction	424	5	4.57	445	6	5.27	(21)	(0.70)	(70)	(0.12)
Guaranteed student loans	5,158	47	3.65	5,360	49	3.66	(202)	(0.01)	(354)	(0.11)
Other consumer direct	4,345	46	4.20	3,876	41	4.20	469	—	1,605	(0.11)
Indirect	11,588	93	3.19	11,556	92	3.15	32	0.04	439	(0.13)
Credit cards	850	21	9.66	788	19	9.74	62	(0.08)	157	0.06
Nonaccrual	729	7	3.60	857	5	2.16	(128)	1.44	(259)	1.30
Total loans	133,438	1,189	3.54	130,747	1,186	3.60	2,691	(0.06)	7,789	(0.23)
Securities available for sale:
Taxable	25,659	155	2.41	24,195	151	2.49	1,464	(0.08)	3,664	(0.26)
Tax-exempt - FTE [1]	219	3	5.26	235	3	5.24	(16)	0.02	(14)	0.14
Total securities available for sale	25,878	158	2.44	24,430	154	2.52	1,448	(0.08)	3,650	(0.26)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,205	—	—	1,036	—	—	169	—	334	(0.02)
Loans held for sale	1,826	17	3.70	3,367	30	3.53	(1,541)	0.17	59	(0.10)
Interest-bearing deposits	22	—	0.04	53	—	0.05	(31)	(0.01)	3	(0.02)
Interest earning trading assets	4,858	22	1.78	4,055	19	1.85	803	(0.07)	825	0.12
Total earning assets	167,227	1,386	3.29	163,688	1,389	3.37	3,539	(0.08)	12,660	(0.24)
Allowance for loan and lease losses	(1,931)			(1,988)			57		120
Cash and due from banks	6,661			5,573			1,088		1,326
Other assets	14,574			14,613			(39)		253
Noninterest earning trading assets and derivatives	1,357			1,215			142		(125)
Unrealized gains on securities available for sale, net	453			332			121		316
Total assets	$188,341			$183,433			$4,908		$14,550
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$30,367	$6	0.08%	$28,224	$5	0.07%	$2,143	0.01	$3,863	0.02
Money market accounts	47,910	20	0.16	45,562	17	0.15	2,348	0.01	5,154	0.04
Savings	5,987	1	0.03	6,098	1	0.03	(111)	—	171	(0.01)
Consumer time	6,970	13	0.76	7,186	14	0.75	(216)	0.01	(1,635)	(0.33)
Other time	4,067	10	0.99	4,182	10	0.99	(115)	—	(578)	(0.20)
Total interest-bearing consumer and commercial deposits	95,301	50	0.21	91,252	47	0.20	4,049	0.01	6,975	(0.04)
Brokered time deposits	1,055	5	1.66	1,392	7	1.91	(337)	(0.25)	(953)	(0.71)
Foreign deposits	344	—	0.12	232	—	0.11	112	0.01	342	0.12
Total interest-bearing deposits	96,700	55	0.22	92,876	54	0.23	3,824	(0.01)	6,364	(0.08)
Funds purchased	973	—	0.11	937	—	0.10	36	0.01	292	0.02
Securities sold under agreements to repurchase	2,279	1	0.19	2,177	1	0.13	102	0.06	322	0.08
Interest-bearing trading liabilities	961	6	2.38	778	5	2.72	183	(0.34)	334	(0.37)
Other short-term borrowings	6,581	3	0.20	6,559	4	0.23	22	(0.03)	1,157	(0.07)
Long-term debt	12,967	73	2.23	13,064	74	2.24	(97)	(0.01)	2,442	0.19
Total interest-bearing liabilities	120,461	138	0.45	116,391	138	0.47	4,070	(0.02)	10,911	(0.02)
Noninterest-bearing deposits	41,591			40,943			648		2,457
Other liabilities	3,143			3,620			(477)		(193)
Noninterest-bearing trading liabilities and derivatives	392			288			104		(128)
Shareholders’ equity	22,754			22,191			563		1,503
Total liabilities and shareholders’ equity	$188,341			$183,433			$4,908		$14,550
Interest Rate Spread			2.84%			2.90%		(0.06)		(0.22)
Net Interest Income - FTE [1]		$1,248			$1,251
Net Interest Margin [2]			2.96%			3.03%		(0.07)		(0.24)

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended
	June 30, 2014			March 31, 2014			December 31, 2013
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$60,141	$545	3.63%	$58,287	$538	3.74%	$56,208	$545	3.85%
Commercial real estate	6,052	44	2.92	5,616	41	2.93	5,071	39	3.07
Commercial construction	1,006	9	3.41	894	7	3.31	809	7	3.29
Residential mortgages - guaranteed	2,994	27	3.62	3,351	30	3.62	3,470	24	2.81
Residential mortgages -nonguaranteed	23,849	237	3.98	23,933	242	4.05	23,892	241	4.04
Home equity products	14,394	128	3.58	14,516	129	3.59	14,623	133	3.60
Residential construction	474	5	4.34	485	5	4.40	494	6	4.69
Guaranteed student loans	5,463	50	3.64	5,523	50	3.70	5,512	52	3.76
Other consumer direct	3,342	35	4.23	2,959	31	4.25	2,740	30	4.31
Indirect	11,388	91	3.19	11,299	91	3.25	11,149	93	3.32
Credit cards	732	18	9.63	716	17	9.56	693	17	9.60
Nonaccrual	899	6	2.81	946	5	1.98	988	6	2.30
Total loans	130,734	1,195	3.67	128,525	1,186	3.74	125,649	1,193	3.77
Securities available for sale:
Taxable	22,799	147	2.58	22,422	150	2.68	21,995	147	2.67
Tax-exempt - FTE [1]	263	3	5.26	264	3	5.25	233	3	5.12
Total securities available for sale	23,062	150	2.61	22,686	153	2.71	22,228	150	2.70
Federal funds sold and securities borrowed or purchased under agreements to resell	1,047	—	—	978	—	—	871	—	0.02
Loans held for sale	1,678	17	4.03	1,450	15	4.05	1,767	17	3.80
Interest-bearing deposits	25	—	0.16	22	—	0.13	19	—	0.06
Interest earning trading assets	3,827	19	1.98	3,682	17	1.87	4,033	17	1.66
Total earning assets	160,373	1,381	3.45	157,343	1,371	3.53	154,567	1,377	3.53
Allowance for loan and lease losses	(2,023)			(2,037)			(2,051)
Cash and due from banks	5,412			5,436			5,335
Other assets	14,675			14,827			14,321
Noninterest earning trading assets and derivatives	1,155			1,299			1,482
Unrealized gains on securities available for sale, net	228			103			137
Total assets	$179,820			$176,971			$173,791
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$29,198	$6	0.08%	$27,707	$5	0.07%	$26,504	$4	0.06%
Money market accounts	42,963	15	0.14	42,755	13	0.12	42,756	13	0.12
Savings	6,182	1	0.04	6,035	—	0.04	5,816	—	0.04
Consumer time	7,701	17	0.89	8,318	22	1.08	8,605	24	1.09
Other time	4,398	12	1.07	4,533	13	1.19	4,645	14	1.19
Total interest-bearing consumer and commercial deposits	90,442	51	0.22	89,348	53	0.24	88,326	55	0.25
Brokered time deposits	1,890	10	2.19	2,012	12	2.31	2,008	12	2.37
Foreign deposits	3	—	—	1	—	0.60	2	—	—
Total interest-bearing deposits	92,335	61	0.27	91,361	65	0.29	90,336	67	0.30
Funds purchased	825	—	0.09	989	—	0.08	681	—	0.09
Securities sold under agreements to repurchase	2,148	1	0.12	2,202	1	0.10	1,957	1	0.11
Interest-bearing trading liabilities	783	6	2.83	699	5	2.74	627	4	2.75
Other short-term borrowings	5,796	3	0.23	5,588	3	0.24	5,424	4	0.27
Long-term debt	12,014	66	2.21	11,367	58	2.05	10,525	54	2.04
Total interest-bearing liabilities	113,901	137	0.48	112,206	132	0.48	109,550	130	0.47
Noninterest-bearing deposits	40,030			39,048			39,134
Other liabilities	3,599			3,524			3,336
Noninterest-bearing trading liabilities and derivatives	296			466			520
Shareholders’ equity	21,994			21,727			21,251
Total liabilities and shareholders’ equity	$179,820			$176,971			$173,791
Interest Rate Spread			2.97%			3.05%			3.06%
Net Interest Income - FTE [1]		$1,244			$1,239			$1,247
Net Interest Margin [2]			3.11%			3.19%			3.20%

[1]
The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Twelve Months Ended
	December 31, 2014			December 31, 2013			Increase/(Decrease)
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$61,181	$2,184	3.57%	$54,788	$2,181	3.98%	$6,393	(0.41)
Commercial real estate	6,150	177	2.88	4,513	146	3.24	1,637	(0.36)
Commercial construction	1,078	35	3.28	701	24	3.46	377	(0.18)
Residential mortgages - guaranteed	1,890	70	3.68	3,708	106	2.85	(1,818)	0.83
Residential mortgages - nonguaranteed	23,691	944	3.99	23,007	958	4.17	684	(0.18)
Home equity products	14,329	512	3.57	14,474	525	3.63	(145)	(0.06)
Residential construction	457	21	4.64	549	27	4.91	(92)	(0.27)
Guaranteed student loans	5,375	197	3.66	5,426	207	3.82	(51)	(0.16)
Other consumer direct	3,635	153	4.22	2,535	111	4.37	1,100	(0.15)
Indirect	11,459	366	3.19	11,072	377	3.41	387	(0.22)
Credit cards	772	75	9.64	646	62	9.66	126	(0.02)
Nonaccrual	857	22	2.59	1,238	33	2.63	(381)	(0.04)
Total loans	130,874	4,756	3.63	122,657	4,757	3.88	8,217	(0.25)
Securities available for sale:
Taxable	23,779	603	2.54	22,383	569	2.54	1,396	—
Tax-exempt - FTE [1]	245	13	5.26	258	13	5.18	(13)	0.08
Total securities available for sale	24,024	616	2.56	22,641	582	2.57	1,383	(0.01)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,067	—	—	1,024	—	0.02	43	(0.02)
Loans held for sale	2,085	78	3.75	3,096	107	3.44	(1,011)	0.31
Interest-bearing deposits	31	—	0.08	21	—	0.09	10	(0.01)
Interest earning trading assets	4,108	76	1.86	4,289	69	1.61	(181)	0.25
Total earning assets	162,189	5,526	3.41	153,728	5,515	3.59	8,461	(0.18)
Allowance for loan and lease losses	(1,995)			(2,121)			126
Cash and due from banks	5,773			4,530			1,243
Other assets	14,674			14,287			387
Noninterest earning trading assets and derivatives	1,255			1,660			(405)
Unrealized gains on securities available for sale, net	280			413			(133)
Total assets	$182,176			$172,497			$9,679
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$28,879	$22	0.08%	$26,083	$17	0.07%	$2,796	0.01
Money market accounts	44,813	66	0.15	42,655	54	0.13	2,158	0.02
Savings	6,076	2	0.04	5,740	3	0.05	336	(0.01)
Consumer time	7,539	66	0.88	9,018	102	1.13	(1,479)	(0.25)
Other time	4,294	46	1.06	4,937	64	1.29	(643)	(0.23)
Total interest-bearing consumer and commercial deposits	91,601	202	0.22	88,433	240	0.27	3,168	(0.05)
Brokered time deposits	1,584	33	2.08	2,030	51	2.49	(446)	(0.41)
Foreign deposits	146	—	0.12	35	—	0.13	111	(0.01)
Total interest-bearing deposits	93,331	235	0.25	90,498	291	0.32	2,833	(0.07)
Funds purchased	931	1	0.09	639	1	0.10	292	(0.01)
Securities sold under agreements to repurchase	2,202	3	0.14	1,857	3	0.14	345	—
Interest-bearing trading liabilities	806	21	2.65	705	17	2.45	101	0.20
Other short-term borrowings	6,135	14	0.23	4,953	13	0.26	1,182	(0.03)
Long-term debt	12,359	270	2.19	9,872	210	2.12	2,487	0.07
Total interest-bearing liabilities	115,764	544	0.47	108,524	535	0.49	7,240	(0.02)
Noninterest-bearing deposits	40,411			38,643			1,768
Other liabilities	3,473			3,602			(129)
Noninterest-bearing trading liabilities and derivatives	358			561			(203)
Shareholders’ equity	22,170			21,167			1,003
Total liabilities and shareholders’ equity	$182,176			$172,497			$9,679
Interest Rate Spread			2.94%			3.10%		(0.16)
Net Interest Income - FTE [1]		$4,982			$4,980
Net Interest Margin [2]			3.07%			3.24%		(0.17)

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended				Twelve Months Ended
	December 31		(Decrease)/Increase		December 31		(Decrease)/Increase
	2014	2013	Amount	% [4]	2014	2013	Amount	% [4]
CREDIT DATA
Allowance for credit losses - beginning	$2,011	$2,121	($110)	(5)%	$2,094	$2,219	($125)	(6)%
Provision for unfunded commitments	11	—	11	NM	4	5	(1)	(20)
Provision for loan losses:
Commercial	29	14	15	NM	111	197	(86)	(44)
Residential	12	60	(48)	(80)	126	243	(117)	(48)
Consumer	22	27	(5)	(19)	101	108	(7)	(6)
Total provision for loan losses	63	101	(38)	(38)	338	548	(210)	(38)
Charge-offs:
Commercial	(31)	(43)	(12)	(28)	(128)	(219)	(91)	(42)
Residential	(65)	(102)	(37)	(36)	(344)	(531)	(187)	(35)
Consumer	(38)	(30)	8	27	(135)	(119)	16	13
Total charge-offs	(134)	(175)	(41)	(23)	(607)	(869)	(262)	(30)
Recoveries:
Commercial	17	18	(1)	(6)	57	66	(9)	(14)
Residential	13	20	(7)	(35)	65	87	(22)	(25)
Consumer	10	9	1	11	40	38	2	5
Total recoveries	40	47	(7)	(15)	162	191	(29)	(15)
Net charge-offs	(94)	(128)	(34)	(27)	(445)	(678)	(233)	(34)
Allowance for credit losses - ending	$1,991	$2,094	($103)	(5)%	$1,991	$2,094	($103)	(5)%
Components:
Allowance for loan and lease losses ("ALLL")					$1,937	$2,044	($107)	(5)%
Unfunded commitments reserve					54	50	4	8
Allowance for credit losses					$1,991	$2,094	($103)	(5)%
Net charge-offs to average loans (annualized):
Commercial	0.08%	0.16%	(0.08)	(50)%	0.10%	0.25%	(0.15)	(60)%
Residential	0.53	0.75	(0.22)	(29)	0.68	1.04	(0.36)	(35)
Consumer	0.49	0.42	0.07	17	0.45	0.41	0.04	10
Total net charge-offs to total average loans	0.28	0.40	(0.12)	(30)	0.34	0.55	(0.21)	(38)
Period Ended
Nonaccrual/nonperforming loans ("NPLs"):
Commercial					$173	$247	($74)	(30)%
Residential					455	712	(257)	(36)
Consumer					6	12	(6)	(50)
Total nonaccrual/nonperforming loans ("NPLs")					634	971	(337)	(35)
Other real estate owned (“OREO”)					99	170	(71)	(42)
Other repossessed assets					9	7	2	29
Nonperforming loans held for sale ("LHFS")					38	17	21	NM
Total nonperforming assets ("NPAs")					$780	$1,165	($385)	(33)%
Accruing restructured loans					$2,592	$2,749	($157)	(6)%
Nonaccruing restructured loans					273	391	(118)	(30)
Accruing loans past due > 90 days (guaranteed)					1,022	1,180	(158)	(13)
Accruing loans past due > 90 days (non-guaranteed)					35	48	(13)	(27)
Accruing LHFS past due > 90 days					1	—	1	NM
Nonperforming loans to total loans					0.48%	0.76%	(0.28)	(37)%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS					0.59	0.91	(0.32)	(35)
Allowance to period-end loans [1,2]					1.46	1.60	(0.14)	(9)
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]					1.52	1.72	(0.20)	(12)
Allowance to nonperforming loans [1,2]					307	212	95	45
Allowance to annualized net charge-offs [1]	5.19x	4.03x	1.16x	29	4.35x	3.01x	1.34x	45

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended				Three Months Ended
	December 31	September 30	(Decrease)/Increase		June 30	March 31	December 31
	2014	2014	Amount	% [4]	2014	2014	2013
CREDIT DATA
Allowance for credit losses - beginning	$2,011	$2,046	($35)	(2)%	$2,086	$2,094	$2,121
Provision/(benefit) for unfunded commitments	11	—	11	NM	(3)	(4)	—
Provision for loan losses:
Commercial	29	25	4	16	18	39	14
Residential	12	34	(22)	(65)	32	48	60
Consumer	22	34	(12)	(35)	26	19	27
Total provision for loan losses	63	93	(30)	(32)	76	106	101
Charge-offs:
Commercial	(31)	(26)	5	19	(38)	(33)	(43)
Residential	(65)	(104)	(39)	(38)	(90)	(85)	(102)
Consumer	(38)	(34)	4	12	(30)	(33)	(30)
Total charge-offs	(134)	(164)	(30)	(18)	(158)	(151)	(175)
Recoveries:
Commercial	17	14	3	21	12	14	18
Residential	13	12	1	8	23	17	20
Consumer	10	10	—	—	10	10	9
Total recoveries	40	36	4	11	45	41	47
Net charge-offs	(94)	(128)	(34)	(27)	(113)	(110)	(128)
Allowance for credit losses - ending	$1,991	$2,011	($20)	(1)%	$2,046	$2,086	$2,094
Components:
ALLL	$1,937	$1,968	($31)	(2)%	$2,003	$2,040	$2,044
Unfunded commitments reserve	54	43	11	26	43	46	50
Allowance for credit losses	$1,991	$2,011	($20)	(1)%	$2,046	$2,086	$2,094
Net charge-offs to average loans (annualized):
Commercial	0.08%	0.07%	0.01	14%	0.15%	0.12%	0.16%
Residential	0.53	0.91	(0.38)	(42)	0.64	0.64	0.75
Consumer	0.49	0.45	0.04	9	0.38	0.47	0.42
Total net charge-offs to total average loans	0.28	0.39	(0.11)	(28)	0.35	0.35	0.40
Period Ended
Nonaccrual/NPLs:
Commercial	$173	$219	($46)	(21)%	$247	$229	$247
Residential	455	535	(80)	(15)	642	684	712
Consumer	6	8	(2)	(25)	10	12	12
Total nonaccrual/NPLs	634	762	(128)	(17)	899	925	971
OREO	99	112	(13)	(12)	136	151	170
Other repossessed assets	9	7	2	29	6	7	7
Nonperforming LHFS	38	53	(15)	(28)	—	12	17
Total NPAs	$780	$934	($154)	(16)%	$1,041	$1,095	$1,165
Accruing restructured loans	$2,592	$2,596	($4)	—%	$2,617	$2,783	$2,749
Nonaccruing restructured loans	273	316	(43)	(14)	365	358	391
Accruing loans past due > 90 days (guaranteed)	1,022	1,031	(9)	(1)	1,011	1,095	1,180
Accruing loans past due > 90 days (non-guaranteed)	35	35	—	—	34	42	48
Accruing LHFS past due > 90 days	1	—	1	NM	1	1	—
Nonperforming loans to total loans	0.48%	0.58%	(0.10)	(17)%	0.69%	0.72%	0.76%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	0.59	0.71	(0.12)	(17)	0.80	0.85	0.91
Allowance to period-end loans [1,2]	1.46	1.49	(0.03)	(2)	1.55	1.58	1.60
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]	1.52	1.56	(0.04)	(3)	1.62	1.70	1.72
Allowance to nonperforming loans [1,2]	307	260	47	18	225	223	212
Allowance to annualized net charge-offs [1]	5.19x	3.88x	1.31x	34	4.41x	4.56x	4.03x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued (Dollars in millions and shares in thousands) (Unaudited)
	Three Months Ended December 31				Twelve Months Ended December 31
	Core Deposit Intangibles	MSRs - Fair Value	Other	Total	Core Deposit Intangibles	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSETS ROLLFORWARD
Balance, beginning of period	$7	$1,248	$32	$1,287	$17	$899	$40	$956
Amortization	(3)	—	(2)	(5)	(13)	—	(10)	(23)
Mortgage servicing rights (“MSRs”) originated	—	50	—	50	—	352	—	352
Fair value changes due to inputs and assumptions [1]	—	42	—	42	—	302	—	302
Other changes in fair value [2]	—	(40)	—	(40)	—	(252)	—	(252)
Sale of MSRs	—	—	—	—	—	(1)	—	(1)
Balance, December 31, 2013	$4	$1,300	$30	$1,334	$4	$1,300	$30	$1,334

Balance, beginning of period	$—	$1,305	$15	$1,320	$4	$1,300	$30	$1,334
Amortization	—	—	(2)	(2)	(4)	—	(8)	(12)
MSRs originated	—	41	—	41	—	178	—	178
MSRs purchased	—	21	—	21	—	130	—	130
Fair value changes due to inputs and assumptions [1]	—	(116)	—	(116)	—	(234)	—	(234)
Other changes in fair value [2]	—	(44)	—	(44)	—	(167)	—	(167)
Sale of MSRs	—	(1)	—	(1)	—	(1)	—	(1)
Sale of asset management subsidiary	—	—	—	—	—	—	(9)	(9)
Balance, December 31, 2014	$—	$1,206	$13	$1,219	$—	$1,206	$13	$1,219
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
COMMON SHARE ROLLFORWARD
Balance, beginning of period	527,358	532,800	534,780	536,097	537,549
Common shares issued for employee benefit plans, stock option, and restricted stock activity	106	39	109	37	11
Repurchase of common stock	(2,924)	(5,481)	(2,089)	(1,354)	(1,463)
Balance, end of period	524,540	527,358	532,800	534,780	536,097

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-U.S. GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31	September 30	June 30	March 31	December 31	December 31
	2014	2014	2014	2014	2013	2014	2013
NON-U.S. GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net interest income	$1,211	$1,215	$1,209	$1,204	$1,213	$4,840	$4,853
Taxable-equivalent adjustment	37	36	35	35	34	142	127
Net interest income - FTE	1,248	1,251	1,244	1,239	1,247	4,982	4,980
Noninterest income	795	780	957	791	814	3,323	3,214
Total revenue - FTE	2,043	2,031	2,201	2,030	2,061	8,305	8,194
Gain on sale of asset management subsidiary	—	—	(105)	—	—	(105)	—
Total revenue - FTE, excluding gain on sale of asset management subsidiary [2]	$2,043	$2,031	$2,096	$2,030	$2,061	$8,200	$8,194
Noninterest income	$795	$780	$957	$791	$814	$3,323	$3,214
Gain on sale of asset management subsidiary	—	—	(105)	—	—	(105)	—
Noninterest income excluding gain on sale of asset management subsidiary [2]	$795	$780	$852	$791	$814	$3,218	$3,214
Return on average common shareholders’ equity	6.91%	10.41%	7.29%	7.59%	7.99%	8.06%	6.34%
Effect of removing average intangible assets, excluding MSRs	2.71	4.18	3.00	3.19	3.62	3.27	2.91
Return on average tangible common shareholders' equity [3]	9.62%	14.59%	10.29%	10.78%	11.61%	11.33%	9.25%
Efficiency ratio [4,5]	69.00%	62.03%	68.93%	66.83%	66.05%	66.74%	71.16%
Impact of excluding amortization of intangible assets	(0.56)	(0.34)	(0.16)	(0.18)	(0.21)	(0.30)	(0.27)
Tangible efficiency ratio [5,6]	68.44	61.69	68.77	66.65	65.84	66.44	70.89
Impact of Form 8-K and other legacy mortgage-related items	(7.10)	—	(5.08)	—	—	(3.10)	(5.62)
Adjusted tangible efficiency ratio [5,6,7]	61.34%	61.69%	63.69%	66.65%	65.84%	63.34%	65.27%

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
Total shareholders' equity	$23,005	$22,269	$22,131	$21,817	$21,422
Goodwill, net of deferred taxes of $214 million, $210 million, $206 million, $193 million, and $186 million, respectively	(6,123)	(6,127)	(6,131)	(6,184)	(6,183)
Other intangible assets, net of deferred taxes of $0, $0, $1 million, $1 million, and $2 million respectively, and MSRs	(1,219)	(1,320)	(1,276)	(1,281)	(1,332)
MSRs	1,206	1,305	1,259	1,251	1,300
Tangible equity	16,869	16,127	15,983	15,603	15,207
Preferred stock	(1,225)	(725)	(725)	(725)	(725)
Tangible common equity	$15,644	$15,402	$15,258	$14,878	$14,482
Total assets	$190,328	$186,818	$182,559	$179,542	$175,335
Goodwill	(6,337)	(6,337)	(6,337)	(6,377)	(6,369)
Other intangible assets including MSRs	(1,219)	(1,320)	(1,277)	(1,282)	(1,334)
MSRs	1,206	1,305	1,259	1,251	1,300
Tangible assets	$183,978	$180,466	$176,204	$173,134	$168,932
Tangible equity to tangible assets [8]	9.17%	8.94%	9.07%	9.01%	9.00%
Tangible book value per common share [9]	$29.82	$29.21	$28.64	$27.82	$27.01

Total loans	$133,112	$132,151	$129,744	$129,196	$127,877
Government guaranteed loans	(5,459)	(5,965)	(6,081)	(8,828)	(8,961)
Loans held at fair value	(272)	(284)	(292)	(299)	(302)
Total loans, excluding government guaranteed and fair value loans	$127,381	$125,902	$123,371	$120,069	$118,614
Allowance to total loans, excluding government guaranteed and fair value loans [10]	1.52%	1.56%	1.62%	1.70%	1.72%

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-U.S. GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE, continued (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31	September 30	June 30	March 31	December 31	December 31
	2014	2014	2014	2014	2013	2014	2013
NON-U.S. GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net income available to common shareholders	$378	$563	$387	$393	$413	$1,722	$1,297
Form 8-K and other legacy mortgage-related items:
Operating losses related to settlement of certain legal matters	—	—	204	—	—	204	323
Mortgage repurchase provision related to repurchase settlements	—	—	—	—	—	—	63
Provision for unrecoverable servicing advances	—	—	—	—	—	—	96
Gain on sale of asset management subsidiary	—	—	(105)	—	—	(105)	—
Other legacy mortgage-related matters	145	—	(25)	—	—	120	—
Tax benefit related to above items	(57)	—	(25)	—	—	(82)	(190)
Tax benefit related to completion of tax authority exam	—	(130)	—	—	—	(130)	—
Net tax benefit related to subsidiary reorganization and other	—	—	—	—	—	—	(113)
Total Form 8-K and other legacy mortgage-related items	88	(130)	49	—	—	7	179
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items [7]	$466	$433	$436	$393	$413	$1,729	$1,476

Net income per average common share, diluted	$0.72	$1.06	$0.72	$0.73	$0.77	$3.23	$2.41
Impact of Form 8-K and other legacy mortgage-related items	0.17	(0.25)	0.09	—	—	0.01	0.33
Adjusted net income per average common diluted share [7,11]	$0.88	$0.81	$0.81	$0.73	$0.77	$3.24	$2.74

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. Additionally, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.
2 SunTrust presents total revenue - FTE excluding gain on sale of asset management subsidiary and noninterest income excluding gain on sale of asset management subsidiary. The Company believes revenue and noninterest income excluding the gain on sale of the asset management subsidiary is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.
3 SunTrust presents return on average tangible common shareholders' equity to exclude intangible assets, except for MSRs. The Company believes this measure is useful to investors because, by removing the effect of intangible assets, except for MSRs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry who present a similar measure. The Company also believes that removing intangible assets, except for MSRs, is a more relevant measure of the return on the Company's common shareholders' equity.
4 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
5 Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.
6 SunTrust presents a tangible efficiency ratio, which excludes the amortization of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
7 SunTrust presents net income available to common shareholders, adjusted net income per average common diluted share, and an adjusted tangible efficiency ratio excluding items previously announced on Form 8-Ks filed with the SEC on January 5, 2015, September 9, 2014, July 3, 2014, and October 10, 2013, as well as other legacy mortgage-related items. The Company believes this measure is useful to investors because it removes the effect of material items impacting current and prior periods' results, allowing a more useful view of normalized operations. Removing these items also allows investors to compare the Company's results to other companies in the industry that may not have had similar items impacting their results.
8 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
9 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.
10SunTrust presents a ratio of allowance to total loans, excluding government guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance, and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss, better depicts the allowance relative to loans the allowance is intended to cover.
11Amounts may not foot as presented due to rounding.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2014	2013	% Change	2014	2013	% Change
Statements of Income:
Net interest income	$675	$656	3%	$2,636	$2,599	1%
FTE adjustment	—	—	—	1	1	—
Net interest income - FTE	675	656	3	2,637	2,600	1
Provision for credit losses [1]	56	60	(7)	191	261	(27)
Net interest income - FTE - after provision for credit losses	619	596	4	2,446	2,339	5
Noninterest income before securities gains	386	373	3	1,528	1,478	3
Securities gains, net	—	—	—	—	—	—
Total noninterest income	386	373	3	1,528	1,478	3
Noninterest expense before amortization	716	710	1	2,877	2,781	3
Amortization	1	4	(75)	10	20	(50)
Total noninterest expense	717	714	—	2,887	2,801	3
Income - FTE - before provision for income taxes	288	255	13	1,087	1,016	7
Provision for income taxes	106	94	13	399	373	7
FTE adjustment	—	—	—	1	1	—
Net income including income attributable to noncontrolling interest	182	161	13	687	642	7
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$182	$161	13	$687	$642	7

Total revenue - FTE	$1,061	$1,029	3	$4,165	$4,078	2
Selected Average Balances:
Total loans	$42,088	$40,935	3%	$41,694	$40,511	3%
Goodwill	4,262	4,262	—	4,262	4,262	—
Other intangible assets excluding MSRs	14	26	(46)	18	33	(45)
Total assets	47,772	45,939	4	47,377	45,541	4
Consumer and commercial deposits	88,886	84,213	6	86,249	84,359	2
Performance Ratios:
Efficiency ratio	67.62%	69.40%		69.32%	68.70%
Impact of excluding amortization and associated funding cost of intangible assets	(1.64)	(2.16)		(1.88)	(2.41)
Tangible efficiency ratio	65.98%	67.24%		67.44%	66.29%
Other Information (End of Period):
Managed (discretionary) assets				$46,770	$50,355	(7)%
Non-managed assets				56,719	54,762	4
Total assets under administration				103,489	105,117	(2)
Brokerage assets				47,282	43,932	8
Total assets under advisement				$150,771	$149,049	1

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended December 31 [1]			Twelve Months Ended December 31 [1]
	2014	2013	% Change [3]	2014	2013	% Change [3]
Statements of Income:
Net interest income	$446	$401	11%	$1,682	$1,566	7%
FTE adjustment	36	33	9	139	124	12
Net interest income - FTE	482	434	11	1,821	1,690	8
Provision for credit losses [2]	32	4	NM	71	124	(43)
Net interest income - FTE - after provision for credit losses	450	430	5	1,750	1,566	12
Noninterest income before securities gains	276	308	(10)	1,104	1,103	—
Securities gains, net	—	—	—	—	—	—
Total noninterest income	276	308	(10)	1,104	1,103	—
Noninterest expense before amortization	359	365	(2)	1,522	1,450	5
Amortization	10	—	—	14	—	—
Total noninterest expense	369	365	1	1,536	1,450	6
Income - FTE - before provision for income taxes	357	373	(4)	1,318	1,219	8
Provision for income taxes	75	88	(15)	279	273	2
FTE adjustment	36	33	9	139	124	12
Net income including income attributable to noncontrolling interest	246	252	(2)	900	822	9
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$246	$252	(2)	$900	$822	9

Total revenue - FTE	$758	$742	2	$2,925	$2,793	5
Selected Average Balances:
Total loans	$66,633	$56,325	18%	$62,643	$54,141	16%
Goodwill	2,075	2,067	—	2,073	2,067	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	79,229	67,609	17	74,307	66,094	12
Consumer and commercial deposits	45,453	41,084	11	43,502	39,577	10
Performance Ratios:
Efficiency ratio	48.70%	49.12%		52.52%	51.88%
Impact of excluding amortization and associated funding cost of intangible assets	(2.03)	(0.86)		(1.33)	(1.04)
Tangible efficiency ratio	46.67%	48.26%		51.19%	50.84%

[1]
During the second quarter of 2014 the Company sold its registered asset management subsidiary, RidgeWorth; the results of which were previously reported within the Wholesale Banking segment. The financial results of RidgeWorth, including the gain on sale, have been transferred to the Corporate Other segment to provide for enhanced comparability for the Wholesale Banking segment excluding RidgeWorth.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2014	2013	% Change [3]	2014	2013	% Change
Statements of Income:
Net interest income	$129	$130	(1)%	$552	$539	2%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	129	130	(1)	552	539	2
(Benefit)/provision for credit losses [1]	(14)	37	NM	81	170	(52)
Net interest income - FTE - after (benefit)/provision for credit losses	143	93	54	471	369	28
Noninterest income before securities gains	123	74	66	473	402	18
Securities gains, net	—	—	—	—	—	—
Total noninterest income	123	74	66	473	402	18
Noninterest expense before amortization	332	256	30	1,050	1,503	(30)
Amortization	—	—	—	—	—	—
Total noninterest expense	332	256	30	1,050	1,503	(30)
Loss - FTE - before benefit for income taxes	(66)	(89)	(26)	(106)	(732)	(86)
Benefit for income taxes	(34)	(24)	42	(50)	(205)	(76)
FTE adjustment	—	—	—	—	—	—
Net loss including income attributable to noncontrolling interest	(32)	(65)	(51)	(56)	(527)	(89)
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net loss [2]	($32)	($65)	(51)	($56)	($527)	(89)

Total revenue - FTE	$252	$204	24	$1,025	$941	9
Selected Average Balances:
Total loans	$24,677	$28,401	(13)%	$26,494	$27,974	(5)%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	28,331	31,922	(11)	30,386	32,708	(7)
Consumer and commercial deposits	2,549	2,330	9	2,333	3,206	(27)
Performance Ratios:
Efficiency ratio	131.58%	125.66%		102.42%	159.81%
Impact of excluding amortization and associated funding cost of intangible assets	—	—		—	—
Tangible efficiency ratio	131.58%	125.66%		102.42%	159.81%
Other Information:
Production Data
Channel mix
Retail	$2,073	$2,364	(12)%	$8,005	$16,432	(51)%
Wholesale	—	345	(100)	1	3,377	(100)
Correspondent	2,651	1,226	NM	8,436	10,052	(16)
Total production	$4,724	$3,935	20	$16,442	$29,861	(45)
Channel mix - percent
Retail	44%	60%		49%	55%
Wholesale	—	9		—	11
Correspondent	56	31		51	34
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$2,100	$1,823	15	$6,414	$19,244	(67)
Purchase	2,624	2,112	24	10,028	10,617	(6)
Total production	$4,724	$3,935	20	$16,442	$29,861	(45)
Purchase and refinance mix - percent
Refinance	44%	46%		39%	64%
Purchase	56	54		61	36
Total production	100%	100%		100%	100%
Applications	$6,620	$5,304	25	$24,789	$37,532	(34)
Mortgage Servicing Data (End of Period):
Total loans serviced				$142,116	$136,704	4%
Total loans serviced for others				115,534	106,832	8
Net carrying value of MSRs				1,206	1,300	(7)
Ratio of net carrying value of MSRs to total loans serviced for others				1.044%	1.217%
1 (Benefit)/provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.
2 Excluding the $324 million net pre-tax charge during 2014 related to legacy mortgage-related matters, presented in Appendix A to the Earnings Release, Mortgage Banking net income was $147 million for the twelve months ended December 31, 2014.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER (Dollars in millions) (Unaudited)
	Three Months Ended December 31 [1]			Twelve Months Ended December 31 [1]
	2014	2013	% Change [3]	2014	2013	% Change [3]
Statements of Income:
Net interest (loss)/income	($39)	$26	NM	($30)	$149	NM
FTE adjustment	1	1	—	2	2	—
Net interest (loss)/income - FTE	(38)	27	NM	(28)	151	NM
Benefit for credit losses [2]	—	—	—	(1)	(2)	(50)
Net interest (loss)/income - FTE - after benefit for credit losses	(38)	27	NM	(27)	153	NM
Noninterest income before securities (losses)/gains	15	58	(74)	233	229	2
Securities (losses)/gains, net	(5)	1	NM	(15)	2	NM
Total noninterest income	10	59	(83)	218	231	(6)
Noninterest expense before amortization	(8)	25	NM	69	74	(7)
Amortization	—	1	(100)	1	3	(67)
Total noninterest expense	(8)	26	NM	70	77	(9)
(Loss)/income - FTE - before benefit for income taxes	(20)	60	NM	121	307	(61)
Benefit for income taxes	(19)	(20)	(5)	(135)	(119)	13
FTE adjustment	1	1	—	2	2	—
Net (loss)/income including income attributable to noncontrolling interest	(2)	79	NM	254	424	(40)
Less: net income attributable to noncontrolling interest	—	1	(100)	11	17	(35)
Net (loss)/income	($2)	$78	NM	$243	$407	(40)

Total revenue - FTE	($28)	$86	NM	$190	$382	(50)
Selected Average Balances:
Total loans	$40	($12)	NM	$43	$31	39%
Securities available for sale	25,809	22,107	17	23,940	22,480	6
Goodwill	—	40	(100)	18	40	(55)
Other intangible assets excluding MSRs	—	10	(100)	4	11	(64)
Total assets	33,009	28,321	17	30,106	28,154	7
Consumer and commercial deposits	4	(167)	NM	(72)	(66)	(9)
Other Information (End of Period):
Managed (discretionary) assets				$—	$44,832	(100)%
Non-managed assets				—	—	—
Total assets under administration				—	44,832	(100)
Brokerage assets				—	—	—
Total assets under advisement				$—	$44,832	(100)
Duration of investment portfolio (in years)				3.6	4.7
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months				3.5%	1.0%
Instantaneous 200 bp increase in rates over next 12 months				6.7%	1.8%
Instantaneous 25 bp decrease in rates over next 12 months				(1.0)%	(0.8)%

[1]
During the second quarter of 2014 the Company sold its registered asset management subsidiary, RidgeWorth; the results of which were previously reported within the Wholesale Banking segment. The financial results of RidgeWorth, including the gain on sale, have been transferred to the Corporate Other segment to provide for enhanced comparability for the Wholesale Banking segment excluding RidgeWorth.

[2]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED - SEGMENT TOTALS
(Dollars in millions) (Unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
	2014	2013	% Change [2]	2014	2013	% Change [2]
Statements of Income:
Net interest income	$1,211	$1,213	—%	$4,840	$4,853	—%
FTE adjustment	37	34	9	142	127	12
Net interest income - FTE	1,248	1,247	—	4,982	4,980	—
Provision for credit losses	74	101	(27)	342	553	(38)
Net interest income - FTE - after provision for credit losses	1,174	1,146	2	4,640	4,427	5
Noninterest income before securities (losses)/gains	800	813	(2)	3,338	3,212	4
Securities (losses)/gains, net	(5)	1	NM	(15)	2	NM
Total noninterest income	795	814	(2)	3,323	3,214	3
Noninterest expense before amortization [1]	1,399	1,356	3	5,518	5,808	(5)
Amortization	11	5	NM	25	23	9
Total noninterest expense [1]	1,410	1,361	4	5,543	5,831	(5)
Income - FTE - before provision for income taxes	559	599	(7)	2,420	1,810	34
Provision for income taxes [1]	128	138	(7)	493	322	53
FTE adjustment	37	34	9	142	127	12
Net income including income attributable to noncontrolling interest	394	427	(8)	1,785	1,361	31
Less: net income attributable to noncontrolling interest	—	1	(100)	11	17	(35)
Net income	$394	$426	(8)	$1,774	$1,344	32

Total revenue - FTE	$2,043	$2,061	(1)	$8,305	$8,194	1
Selected Average Balances:
Total loans	$133,438	$125,649	6%	$130,874	$122,657	7%
Goodwill	6,337	6,369	(1)	6,353	6,369	—
Other intangible assets excluding MSRs	14	36	(61)	22	44	(50)
Total assets	188,341	173,791	8	182,176	172,497	6
Consumer and commercial deposits	136,892	127,460	7	132,012	127,076	4
Performance Ratios:
Efficiency ratio	69.00%	66.05%		66.74%	71.16%
Impact of excluding amortization and associated funding cost of intangible assets	(0.56)	(0.21)		(0.30)	(0.27)
Tangible efficiency ratio	68.44%	65.84%		66.44%	70.89%
Other Information (End of Period):
Managed (discretionary) assets				$46,770	$95,187	(51)%
Non-managed assets				56,719	54,762	4
Total assets under administration				103,489	149,949	(31)
Brokerage assets				47,282	43,932	8
Total assets under advisement				$150,771	$193,881	(22)

[1]
Amortization expense related to qualified affordable housing investment costs is recognized in provision for income taxes for each of the periods presented as allowed by an accounting standard adopted in 2014. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.